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SKILLSOFT PLC
SIGNIFICANT SUBSIDIARIES
EXHIBIT 21.1

SUBSIDIARIES                                            JURISDICTION

SkillSoft Corporation                                   Delaware
SkillSoft Ireland Ltd                                   Ireland
SmartForce UK Limited                                   England
SkillSoft Asia Pacific Pty Ltd                          Australia
Books24x7.com, Inc.                                     Delaware
CBT Finance Limited                                     Grand Cayman
CBT Technology Limited                                  Ireland
SkillSoft Canada Limited                                Canada
SmartForce Business Skills Ltd                          Ireland
SmartCertify Direct, Inc.                               Florida
SkillSoft Deutschland GmbH                              Germany
SkillSoft New Zealand Ltd                               New Zealand
SkillSoft France SARL                                   France
SmartForce Benelux B.V.                                 Netherlands
SkillSoft Asia Pacific PTE Ltd                          Singapore
SkillSoft International Holding Corporation             Delaware